Exhibit 10.1

THIS TERMINATION AGREEMENT
made on January 7, 2006
AMONG:
FIRST AMERICAN SCIENTIFIC CORP., of
#811 - 100 Park Royal South,
West Vancouver, BC V1T 1A2
("FASC")
AND:

ZEO-TECH ENVIRO CORP., of
#2300, 1066 W. Hastings Street,
Vancouver, BC V6E 3X2
("ZEO")
AND:
C2C ZEOLITE CORP., of
Unit 356, 440 - 10816 MacLeod Trail South,
Calgary, Alberta, T5J 5N8
("CZC")
AND:
THELON VENTURES LTD., of
Suite 609 - 475 Howe Street
Vancouver, B. C., V6C 2B3

( "Thelon")
AND:
UNITED ZEOLITE PRODUCTS LTD., of
#2300, 1066 W. Hastings Street,
Vancouver, BC V6E 3X2
("United")

WHEREAS:

A.	The parties entered into a Letter of Agreement in Principle dated August 9, 2004 (the "Letter Agreement") respecting a joint venture arrangement to supply micronized zeolite to Halliburton and others;

B.	FASC will no longer continue with the joint venture arrangement and will no longer be a party to the Letter Agreement;

C.	With the concurrence of all the parties, FASC has removed all of its equipment from the Princeton mill site as of January 7, 2006.

NOW THEREFORE in consideration of the premises, and other good and valuable consideration (the receipt and sufficiency of which are acknowledged), the parties covenant and agree as follows:

1.	FASC - FASC agrees to surrender all of its shares in United, being 50 Common shares, by way of gift to United.

2.	Termination - The rights and obligations of FASC pursuant to the Letter Agreement are hereby cancelled and terminated effective January 7, 2006.

3.

Release of FASC - FASC does release all of the other parties, being ZEO, CZC, Thelon and United, and each of them, their heirs, executors, administrators and assigns, and their estates and effects, from all sums of money, debts, contracts, bonds, actions and demands whatever, which FASC now has against the others in respect of any matter arising from the Letter Agreement up to and including the date of this Agreement.

4.

Release of the Other Parties - Each of ZEO, CZC, Thelon and United does release FASC, its officers, shareholders, agents, and employees, and assigns, and each of them and in particular, Cal Kantonen and Brian Nichols, in their capacity as officers and directors of United and its estates and effects (together the "Releasees", of and from all and every manner of debts, claims, suits, actions, guarantees, indemnities or proceedings of every nature and kind whatsoever, and without restricting the generality of the foregoing, of and from any debts, claims, suits, actions, guarantees, indemnities or proceedings which any of them now has or have against the Releasees in respect of any matter arising from the Letter Agreement and their having been shareholders, officers or directors of United up to and including the date of this Agreement.

5.

Further Assurances - Each of the parties shall execute and deliver, at the request of the other, all such further documents and instruments, and shall do all things that are necessary to give full effect to the intent and meaning of this Agreement.

6.	Enurement - This Agreement shall enure to the benefit of and be binding upon the parties and their respective successors and assigns.

7.	Time of the Essence - Time shall be of the essence of this Agreement and of all the transactions contemplated in it.

8.

Execution - This Agreement may be signed in as many counterparts as may be necessary, each of which so signed shall be deemed to be an original, such counterparts together shall constitute one and the same instrument.

IN WITNESS WHEREOF the parties have duly executed and delivered this Agreement as of the day and year first above written.

FIRST AMERICAN SCIENTIFIC CORP.

Per:	/s/ Calvin Kantonen	Signed January 26, 2006
Authorized Signatory

ZEO-TECH ENVIRO CORP.

Per:	/s/ Ray Paquette
Authorized Signatory

C2C ZEOLITE CORP.

Per:	/s/ LuVerne Hogg
Authorized Signatory

THELON VENTURES LTD.

Per:	/s/ Jason Walsh
Authorized Signatory

UNITED ZEOLITE PRODUCTS LTD.

Per:	/s/ Ray Paquette
Authorized Signatory